Exhibit 99.1

[ANSWERTHINK LOGO]	PRESS RELEASE

Contact:

Jack Brennan, CFO

(305) 375-8005 or jbrennan@answerthink.com

ANSWERTHINK ANNOUNCES THIRD QUARTER RESULTS

•	Revenue and EPS on the high end of guidance; Hackett Group year over year quarterly increase of 141%.

Miami, FL – October 28, 2003 – Answerthink, Inc. (Nasdaq: ANSR) announced today its financial results for the third quarter of 2003, which ended October 3, 2003.

Revenues in the third quarter of 2003 were $32.9 million, compared to $41.4 million in the third quarter of 2002. The Company’s net income in the third quarter of 2003 was $1.1 million or $0.02 per diluted share, compared to a net loss of $20.6 million or $0.44 per diluted share in the third quarter of 2002. The third quarter of 2002 results included a non-cash charge for impairment of goodwill of $0.43 per diluted share. The Company’s pro forma net income in the third quarter of 2003 was $1.2 million or $0.03 per diluted share, compared to a net loss of $106 thousand or $0.00 per diluted share in the third quarter of 2002. Pro forma information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

Revenues in the first nine months of 2003 were $101.2 million compared to $137.5 million in the first nine months of 2002. The Company’s net loss in the nine-month period was $5.9 million or $0.13 per diluted share, compared to a net loss of $54.3 million or $1.17 per diluted share for the comparable period of 2002. The nine month 2003 results included restructuring costs of $0.11 per diluted share related to an increase in previously established restructuring reserves for the closure and consolidation of facilities. The Company’s pro forma net income in the first nine months of 2003 was $173 thousand or $0.00 per diluted share, compared to a net loss of $390 thousand or $0.01 per diluted share in the comparable period of 2002.

The Company’s cash balances, including restricted cash and marketable investments, were $64.7 million at the end of the third quarter of 2003. The Company used approximately $1.2 million in cash during the third quarter of 2003 to repurchase approximately 457,000 shares of common stock under the previously announced share repurchase program. The Company has approximately $2.3 million available for future share repurchases under the share repurchase program.

“Our results indicate that an increasing number of companies are turning to us because of our unique capability to provide fact-based performance insight within a time frame and price point they cannot get anywhere else. The uniqueness of our capability was further validated by our recently announced marketing and alliance agreement with Accenture,” said Answerthink’s Chairman and CEO, Ted A. Fernandez. “Our improved operating results coupled with the newly announced alliance strongly position the organization as we look forward. The alliance with Accenture should expand the sales channel for our Hackett services, and also puts Answerthink in a position to support the largest global consulting or business process outsourcing engagements.”

Page 2 of 7 – Answerthink Announces Third Quarter Results

Based on the current economic outlook, the Company estimates total revenues in the fourth quarter of 2003 to be in the range of $30.5 million to $32.5 million. The Company also estimates net income per diluted share to be in the range of $0.01 to $0.04 and pro forma net income per diluted share to be in the range of $0.02 to $0.04 in the fourth quarter of 2003.

Service Expansion

Accenture Alliance – On October 14, 2003, Accenture, Answerthink, and The Hackett Group announced an alliance to jointly market benchmarking services aimed at introducing clients to the best practices of the world’s top companies. Under the agreement Accenture will offer its clients business process and best practice benchmarking services provided by Answerthink and The Hackett Group in designated functional areas, including finance, accounting, performance management, and business intelligence. A key goal of the relationship is to enable Accenture and Answerthink to better define the characteristics of high-performance businesses.

Business Advisory Service Launch – In October of 2003, Hackett formally launched its Business Advisory Services offerings. The premium-value, membership-based programs offer confidential, one-on-one telephone inquiry service with Hackett business advisors; and analyses of best practices, survey results, and management issues in a members-only research publication titled Hackett Perspectives. The offerings will also include conferences, Webcasts, and other opportunities for peer interaction. Hackett launched its Business Advisory Services with a total of seven programs, including:

Finance – This program is designed to advise Chief Financial Officers and Corporate Controllers on how to achieve world-class performance in Finance. In addition to addressing all major processes comprising the Finance function, the service includes a special focus on achieving Sarbanes-Oxley compliance. The program debuted with a Webcast led by a senior executive from a top U.S. automaker, who detailed that company’s approach to achieving compliance with Sarbanes-Oxley mandates for accuracy in financial reporting.

ERP Optimization – This program is designed to enable companies to achieve world-class ERP performance. It enables companies to improve efficiency, streamline operations, and reduce costs by using ERP applications to implement proven Hackett Best Practices.

Other Business Advisory Service Programs – Five other programs were launched, covering the following areas: Invoice-to-Cash; Purchase-to-Pay; Plan-to-Results; Payroll; and Shared Services Optimization.

Representative Client Engagements

Microelectronics Manufacturer –Comprehensive SAP software and implementation services in which Answerthink will install an extended SAP solution designed to improve integration, control materials costs, enhance supplier collaboration, and support globalization needs. Current efforts include the implementation of modules for customer relationship management, production, materials management, shop floor control, environmental health & safety, and supply chain.

Global Retail Specialty Chain – By leveraging The Hackett Group and Answerthink retail best practices and leading-edge technology, Answerthink implemented a new fulfillment system for e-commerce including integration to existing e-commerce and shipping software. In the second

Page 3 of 7 – Answerthink Announces Third Quarter Results

phase, Answerthink will implement a warehouse management system for its 500+ retail stores. The new system significantly improves operations in multiple areas: receiving, put-away, distribution, picking, packing, shipping, and inventory control.

Global Investment Manager – Design of an enterprise-wide profitability reporting system that includes revenue and expense allocations to enable the client to calculate profitability at the business unit level. Answerthink performed solution requirements validation, targeting, and architecture. Answerthink will build this integrated financial reporting system that will source data from multiple legacy systems, load them into an Operational Data Store and provide the client multiple views of their financial performance through subject area data marts.

Global Transportation Provider – A global finance transformation project that will benchmark current performance, prepare a blueprint for world-class finance, and then move process, organization, information, and systems to a best practices state through Answerthink’s best practices implementation methodology. Finance processes involved in the effort include procurement, accounts payable, travel & expense, time collection, payroll, fixed asset, inventory, accounts receivable, credit collections, cash management, management reporting, budgeting and capital planning, business decision support, general accounting, and project accounting.

International Software Manufacturer – A global enterprise ERP and supply chain software provider that delivers deep vertical expertise and knowledge in the automotive, beverage, chemical, CPG, food, and pharmaceutical markets has outsourced its implementation services to Answerthink. Answerthink will leverage its knowledge of world-class best practices garnered through The Hackett Group to ensure that best practices are identified and utilized throughout the project.

Investor Call Information

Answerthink will host a conference call for investors today at 5:00 P.M. ET to further discuss the earnings results for the third quarter and future outlook. To participate in the conference call, please dial (888) 577-8990 approximately 5-10 minutes before the call. International callers may dial 1 (630) 395-0027. The passcode for the call is “Third Quarter” and the conference leader is Ted A. Fernandez. In addition, Answerthink will also be Webcasting this conference call live through the StreetEvents.com service. To participate, simply visit http://www.answerthink.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

If you are unable to participate in the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, October 28 2003 and will run through 5:00 P.M. ET on Tuesday, November 4, 2003. To access the rebroadcast, please dial (800) 337-5619. For International callers, please dial 1 (402) 220-9652. An online replay of the call will also be available after 8:00 P.M. ET on Tuesday, October 28 2003 and will run through 5:00 P.M. ET on Tuesday, November 4, 2003. To access the call, visit http://www.answerthink.com or http://www.streetevents.com.

About Answerthink

Answerthink, Inc. (www.answerthink.com) is a leading business and technology consulting firm that enables companies to achieve world-class business performance. By leveraging the comprehensive database of The Hackett Group, the world’s leading repository of enterprise best

Page 4 of 7 – Answerthink Announces Third Quarter Results

practice metrics and business process knowledge, Answerthink’s business and technology solutions help clients significantly improve performance and maximize returns on technology investments. Answerthink’s capabilities include benchmarking, business transformation, business applications, technology integration, and offshore application maintenance and support. Founded in 1997, Answerthink has offices in 9 cities throughout the United States and in Europe.

About The Hackett Group

The Hackett Group (www.thehackettgroup.com), an Answerthink company, is a business advisory firm providing empirically based advice and best-practices research to executives seeking to drive world-class performance in areas such as finance, IT, human resources, and procurement. Hackett’s functional and process-specific benchmarks and its confidential, on-demand, membership-based advisory services are backed by an ongoing database of best practices in processes, technology, and organization in use at over 2,200 clients around the globe. This unparalleled information repository allows Hackett business advisors to provide data, advice, and strategic insight with a level of integrity and authority available nowhere else. As of this writing, Hackett clients comprise 97 percent of the Dow Jones Industrials, 81 percent of the Fortune 100 and 90 percent of the Dow Jones Global Titans Index.

# # #

This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, our ability to effectively integrate acquisitions into our operations, our ability to attract additional business, the timing of projects and the potential for contract cancellation by our customers, changes in expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks of competition, price and margin trends, changes in general economic conditions and interest rates, the risk that the Internal Revenue Service or the courts may not accept the amount or nature of one or more items of deduction, loss, income or gain as reported by Answerthink for tax purposes and the possible outcome of pending litigation and our actions in connection with such litigation as well as other risks detailed in the Company’s reports filed with the Securities and Exchange Commission.

Answerthink, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Nine Months Ended
	October 3, 2003	September 27, 2002	October 3, 2003	September 27, 2002
Revenues:
Revenues before reimbursements	$29,274	$37,042	$90,117	$121,578
Reimbursements	3,644	4,376	11,083	15,892

Total revenues	32,918	41,418	101,200	137,470
Costs and expenses:
Project personnel and expenses:
Project personnel and expenses before reimbursable expenses	17,460	24,293	57,060	81,134
Reimbursable expenses	3,644	4,376	11,083	15,892

Total project personnel and expenses	21,104	28,669	68,143	97,026

Selling, general and administrative expenses	10,194	13,081	33,770	41,575
Impairment of goodwill (1)	—	20,000	—	20,000
Restructuring costs	—	—	4,875	—
Stock compensation expense	565	—	565	—

Total costs and operating expenses	31,863	61,750	107,353	158,601

Income (loss) from operations	1,055	(20,332)	(6,153)	(21,131)
Other income (expense):
Interest income	155	215	517	544
Interest expense	—	(103)	—	(196)

Income (loss) before income taxes, loss from discontinued operations and cumulative effect of change in accounting principle	1,210	(20,220)	(5,636)	(20,783)
Income taxes	75	(400)	225	(2,041)

Income (loss) from continuing operations	1,135	(19,820)	(5,861)	(18,742)
Loss from discontinued operations	—	(780)	—	(4,319)

Income (loss) before cumulative effect of change in accounting principle	1,135	(20,600)	(5,861)	(23,061)
Cumulative effect of change in accounting principle (1)	—	—	—	(31,200)

Net income (loss)	$1,135	$(20,600)	$(5,861)	$(54,261)

Basic net income (loss) per common share:
Income (loss) from continuing operations	$0.03	$(0.42)	$(0.13)	$(0.41)
Loss from discontinued operations	$—	$(0.02)	$—	$(0.09)
Cumulative effect of change in accounting principle	$—	$—	$—	$(0.67)
Net income (loss) per common share	$0.03	$(0.44)	$(0.13)	$(1.17)
Weighted average common shares outstanding	44,456	46,879	45,359	46,431
Diluted net income (loss) per common share: (2)
Income (loss) from continuing operations	$0.02	$(0.42)	$(0.13)	$(0.41)
Loss from discontinued operations	$—	$(0.02)	$—	$(0.09)
Cumulative effect of change in accounting principle	$—	$—	$—	$(0.67)
Net income (loss) per common share	$0.02	$(0.44)	$(0.13)	$(1.17)
Weighted average common and common equivalent shares outstanding	48,074	46,879	45,359	46,431
Pro forma data: (3)
Income (loss) before income taxes, loss from discontinued operations and cumulative effect of change in accounting principle	$1,210	$(20,220)	$(5,636)	$(20,783)
Impairment of goodwill	—	20,000	—	20,000
Restructuring costs	—	—	4,875	—
Stock compensation expense	565	—	565	—
Amortization of intangible assets	274	43	485	133

Pro forma income (loss) before income taxes	2,049	(177)	289	(650)
Pro forma income taxes	820	(71)	116	(260)

Pro forma net income (loss)	$1,229	$(106)	$173	$(390)

Pro forma basic net income (loss) per common share	$0.03	$(0.00)	$0.00	$(0.01)
Weighted average common shares outstanding	44,456	46,879	45,359	46,431

Pro forma diluted net income (loss) per common share	$0.03	$(0.00)	$0.00	$(0.01)
Weighted average common and common equivalent shares outstanding	48,074	46,879	46,717	46,431

(1)	The Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", during the first quarter of 2002. This accounting rule eliminated the amortization of goodwill and changed the method of determining whether there is a goodwill impairment from an undiscounted cash flow method to a fair value method. As a result of the adoption of this standard, the Company incurred a non-cash transitional charge of $31.2 million in the first quarter of 2002 due to the cumulative effect of the change in accounting principle. The new statement also requires that goodwill be tested for impairment on an annual basis and between annual tests in certain circumstances. The Company performed an impairment test during the third quarter of 2002 and recorded a non-cash charge of $20.0 million primarily as a result of the decline in stock prices for the Company and its peer group.

(2)	Potentially dilutive shares were excluded from the diluted loss per share calculation for the nine months ended October 3, 2003 and the quarter and nine months ended September 27, 2002 as their effects would have been anti-dilutive to the loss incurred by the Company. The total number of weighted average common and common equivalent shares outstanding, including any anti-dilutive shares, for the nine months ended October 3, 2003 were 46,717 shares and for the quarter and nine months ended September 27, 2002 were 47,068 shares and 47,207 shares, respectively.

(3)	The Company provides pro forma earnings results (which exclude amortization and impairment of intangible assets, non-cash compensation, change in accounting principle, loss from discontinued operations and restructuring charges, and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles. These non-GAAP results are provided to enhance the users's overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America.

Answerthink, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	October 3, 2003	January 3, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$56,712	$63,419
Restricted cash	—	2,909
Accounts receivable and unbilled revenue, net	22,698	24,159
Prepaid expenses and other current assets	4,544	14,678

Total current assets	83,954	105,165

Marketable investments	5,000	—
Restricted cash	3,000	—
Property and equipment, net	9,368	11,790
Other assets	3,622	1,686
Goodwill, net	26,720	26,720

Total assets	$131,664	$145,361

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,454	$5,684
Accrued expenses and other liabilities	25,442	26,630

Total current liabilities	28,896	32,314

Shareholders’ equity	102,768	113,047

Total liabilities and shareholders' equity	$131,664	$145,361

Answerthink, Inc.

Supplemental Financial Data

(unaudited)

	2003		2002
	Q3	Q2	Q3
Revenue Breakdown by Group:
(in thousands)

Business Applications	$14,447	$16,114	$24,063
Technology Integration	8,148	7,745	11,344
Business Transformation	6,358	5,061	4,369
The Hackett Group	3,965	2,577	1,642

Total revenues	$32,918	$31,497	$41,418

Revenue Concentration:
(% of total revenues)

Top customer	8%	9%	13%
Top 5 customers	29%	31%	40%
Top 10 customers	44%	42%	51%

Key Metrics and Other Financial Data:

Consultant utilization rate	73%	65%	61%
Gross billing rate per hour	$178	$186	$180
Net billing rate per hour	$158	$165	$161
Consultant headcount	486	469	696
Total headcount	617	593	823
Days sales outstanding (DSO)	63	67	61
Cash provided by operating activites (in thousands)	$3,567	$7,023	$1,532
Depreciation and amortization (in thousands)	$1,259	$1,174	$1,405

Share Repurchase Program:

Shares purchased since inception (in thousands)	3,550	3,093	777
Cost of shares repurchased since inception (in thousands)	$7,686	$6,503	$1,488
Average per share cost of shares purchased since inception	$2.16	$2.10	$1.91
Remaining authorization (in thousands)	$2,314	$3,497	$3,512